Exhibit 107

Calculation of Filing Fee Tables

S-3, 424(b)(7)

(Form Type)

Keurig Dr Pepper Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title(1)	Fee Calculation or Carry Forward Rule	Amount Registered(2)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, par value $0.01 per share	457(c), 457(r)	870,290	$39.205(3)(4)	$34,119,719.45(3)(4)	0.0000927	$3,162.90(3)(4)

Fees Previously Paid

Carry Forward Securities

Carry Forward Securities	Equity	Common Stock, par value $0.01 per share	415(a)(6)	549,512,451(5)	—	$11,776,051,824.93	—	—	S-3, 424(b)(3)	333-213477	July 10, 2018	$1,466,118.46(5)

	Total Offering Amounts					$11,810,171,544.38		$1,469,281.36

	Total Fees Previously Paid							$1,466,118.46

	Total Fee Offsets

	Net Fee Due							$3,162.90

(1)

This prospectus supplement relates to the resale or other distribution by the selling stockholders named herein of up to 550,382,741 shares of our common stock, par value $0.01 per share (the “Common Stock”)

(2)

This prospectus supplement also relates to such additional shares of Common Stock as may be issued in connection with a stock split, stock dividend or similar transaction, pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”).

(3)

Estimated solely for the purposes of computing the registration fee with respect to 870,290 shares of Common Stock pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low prices of the Common Stock on the Nasdaq Global Select Market on August 12, 2022.

(4)

Calculated in accordance with Rule 457(r) under the Securities Act with respect to the 870,290 shares of Common Stock registered pursuant to this prospectus supplement that have not previously been registered. Payment of the registration fee at the time of filing of our registration statement on Form S-3 filed with the Securities and Exchange Commission on August 19, 2022 (File No. 333-266989), was deferred pursuant to Rules 456(b) and 457(r) of the Securities Act, and is paid herewith. This “Calculation of Filing Fee Tables” shall be deemed to update the “Calculation of Filing Fee Tables” in such registration statement.

(5)

As discussed below, pursuant to Rule 415(a)(6) under the Securities Act, this prospectus supplement includes unsold securities that have been previously registered. Accordingly, there is no registration fee due in connection with such unsold securities.

Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this prospectus supplement include 549,512,451 unsold shares of Common Stock previously registered on the prospectus supplement, dated July 10, 2018, and the prospectus, dated September 2, 2016, accompanying Registration Statement No. 333-213477, and carried forward to the prospectus supplement dated August 27, 2019, and the prospectus, dated August 27, 2019, accompanying Registration Statement No. 333-233477 (the prospectuses referenced in this clause, the “Prior Prospectuses”). In connection with the registration of such unsold shares of Common Stock on the Prior Prospectuses, we paid a registration fee of $1,466,118.46, which will continue to be applied to such unsold securities.